FOR IMMEDIATE RELEASE BOK Financial Corporation sells insurance business to USI Insurance Services Sale of employee benefits, risk management, and property & casualty business to one of the nation’s largest insurance brokerage and consulting firms TULSA, Okla. and VALHALLA, N.Y., Dec. 1, 2023 – BOK Financial Corporation (NASDAQ: BOKF) today announced the sale of its risk management and employee benefits insurance brokerage and consulting business offered through BOK Financial Insurance, Inc. to USI Insurance Services (“USI”), one of the nation’s leading insurance brokerage and consulting firms. This transaction will result in a pre-tax gain of $28 million after considering transaction-related expenses. BOK Financial will utilize this gain to realize an equivalent amount of losses in its available for sale securities portfolio and reposition into higher yielding securities. This will generate a net benefit to the company’s recurring earnings on a go-forward basis. Headquartered in Denver, BOK Financial Insurance is a subsidiary of BOK Financial Corporation and a leading brokerage and consulting firm specializing in employee benefits and risk management programs. The company has additional offices located in Scottsdale and Oklahoma City. All of BOK Financial Insurance’s 45 employees will join USI following the sale. “We are so pleased to transition the talented BOK Financial Insurance team to an environment where they can continue to deliver excellent service to our clients while having access to USI’s expanded set of tools, resources and expertise,” said Scott Grauer, wealth management executive for BOK Financial. “We look forward to a long relationship with USI as we help clients grow and protect their assets.” Donald Woods, USI’s Regional CEO, added, “We are thrilled to welcome the clients and professionals from BOK Financial Insurance to the USI family. Together, we look forward to strengthening USI’s property and casualty, personal risk and employee benefits expertise in support of our current and future clients through this exciting partnership.” Goldman Sachs served as financial advisor on the transaction, and Frederic Dorwart Lawyers provided legal counsel to BOK Financial Corporation. Arnold & Porter provided legal counsel to USI. About BOK Financial Corporation BOK Financial Corporation is a $49 billion regional financial services company headquartered in Tulsa, Oklahoma, with $99 billion in assets under management and administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). In addition to BOK Financial Insurance, Inc., BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc.; and BOK Financial Private Wealth, Inc. BOKF, NA's holdings include TransFund and Cavanal Hill Investment Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque; Bank of Oklahoma; Bank of Texas; and BOK Financial® in Arizona, Arkansas, Colorado, Kansas and Missouri; as well as having limited purpose offices in Nebraska, Wisconsin, Connecticut and Tennessee. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment, trust and insurance services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com. About USI USI is one of the largest insurance brokerage and consulting firms in the world, delivering property and casualty, employee benefits, personal risk, program and retirement solutions to large risk management clients, middle market companies, smaller firms and individuals. Headquartered in Valhalla, New York, USI connects over 10,000 industry-leading professionals across more than 200 offices to serve clients’ local, national and international needs. USI has become a premier insurance brokerage and consulting firm by leveraging the USI ONE Advantage®, an interactive platform that integrates proprietary and innovative client solutions, networked local resources and enterprise-wide collaboration to deliver customized results with positive, bottom-line impact. USI attracts best-in-class industry talent with a long history of deep and continuing investment in our local communities. For more information, visit usi.com or follow us on LinkedIn. ### Media Contacts: Cydney Williams BOK Financial Corporation c.williams@bokf.com 918.588.6506 Timothy Denton USI Insurance Services timothy.denton@usi.com 914.747.6339